Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-158781) of Continental Airlines, Inc. and in the related Prospectus, of our report dated February 22, 2011, with respect to the consolidated financial statements and schedule of Continental Airlines, Inc. included in this Annual Report on Form 10-K of Continental Airlines, Inc. for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Houston, Texas
February 22, 2011